UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 11, 2008
(Date of Earliest Event Reported)

On Assignment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Material Compensatory Plan.

On December 11, 2008, the Compensation Committee of the Board of Directors (the “Board”) of On Assignment, Inc. (the “Company”) unanimously approved amended and restated employment agreements with each of Peter T. Dameris, James L. Brill, Mark S. Brouse and Emmett McGrath, and amended and restated executive change in control agreements with each of Peter T. Dameris and James L. Brill (the “Agreement Amendments”).  On December 11, 2008, the Board unanimously approved the Amended and Restated Change in Control Severance Plan and Summary Plan Description, and an amendment to the Restated 1987 Stock Option Plan (the “Plan Amendments” and collectively with the Agreement Amendments, the “Amendments”).  The Amendments were made primarily to bring the amended agreements and plans into compliance with Section 409A, or an exemption therefrom, of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

The foregoing description of the amendment to the Restated 1987 Stock Option Plan is qualified in its entirely by reference to the full text of the Third Amendment to the Restated 1987 Stock Option Plan (the “Stock Option Plan Amendment”) attached hereto as Exhibit 10.1.  The foregoing descriptions of the Amendments, other than the Stock Option Plan Amendment, are qualified in their entirety by reference to the full text of such Amendments, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008.

Item 9.01                                         Financial Statements and Exhibits.

(d)                               Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

10.01                     Third Amendment to the Restated 1987 Stock Option Plan, dated December 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: December 11, 2008	By:	/s/ James L. Brill
	Name:	James L. Brill
	Title:	Sr. Vice President, Finance and
Chief Financial Officer